Exhibit 99.1

Elutia Delivers Robust Growth on the Strength of EluPro™ Market Adoption

EluPro™ Q2 revenue up 49% sequentially; Elutia advances next-generation drug-eluting biomatrix for breast reconstruction

Conference call today at 5:00 p.m. ET / 2:00 p.m. PT

GAITHERSBURG, Md., August 14, 2025 — Elutia Inc. (Nasdaq: ELUT) (“Elutia” or the “Company”), a pioneer in drug-eluting biomatrix technologies, today provided a business update and financial results for the second quarter of 2025. Since full launch in January 2025, EluPro has rapidly established itself as the preferred antibiotic bioenvelope choice in cardiac implantable electronic device procedures, delivering robust revenue growth and expanding access through national group purchasing organization (GPO) contracts, value analysis committee (VAC) approvals, and a strategic distribution partnership with Boston Scientific. The Company also advanced its next-generation drug-eluting biomatrix pipeline, featuring the NXT-41 platform for breast reconstruction with initial product launch planned for the second half of 2026.

Business Highlights:

•	EluPro Momentum: Second quarter 2025 revenue up 49% sequentially. Total BioEnvelope revenue reached $3.5 million, up 33% year-over-year, with EluPro now contributing about two-thirds of total BioEnvelope sales.

•	Robust Market Access of EluPro: VAC approvals now more than 160 centers, averaging about 12 new approvals monthly; customer base has grown more than 15x since launch.

•	Strong Clinical Demand: EluPro customers are delivering meaningfully higher value than our legacy BioEnvelope platform, CanGaroo. In the second quarter, average sales per EluPro customer were 130% higher than for CanGaroo customers, reflecting stronger procedure penetration.

•	Efficient Selling Model: Strong demand across both direct and distributor channels, fueling rapid market adoption and efficient entry into new geographies. Distributor-led growth now accounts for approximately 33% of EluPro sales.

•	Innovation Recognition and Scientific Evidence: EluPro honored with two prestigious awards for Innovation and Product Launches at the 2025 Medical Device Network Excellence Awards; scientific leadership demonstrated by five peer-reviewed publications on EluPro.

•	Legacy Litigation Substantially Resolved: Settled an additional 27 cases, bringing total FiberCel settlements to 97 of 110 and significantly reducing expected litigation expenses going forward.

•	Cardiovascular Portfolio Update: Regained direct control of our sales of ProxiCor™, Tyke™, and VasCure™ in May 2025 with a seamless transition. Generated $736K in revenue in the first partial quarter of direct sales and expect continued sales growth and cash flow gains through an expanding distributor network.

•	Pipeline Advancing: Progressing NXT-41x, a next-gen antibiotic biomatrix for breast reconstruction. Targeting FDA clearance of the base matrix in 2H26 and drug-eluting version in 1H27. Leveraging proven drug-delivery technology to address a $1.5 billion market with high complication rates.

“EluPro’s performance continues to exceed expectations, and we now believe BioEnvelope sales will be approaching a $20 million annualized run rate by year-end,” said Dr. Randy Mills, CEO of Elutia. “Since its launch earlier this year, EluPro has expanded into more than 160 VAC-approved hospitals, with our commercial team rapidly growing its nationwide footprint. On the business development front, we are evaluating multiple transactions and expect to share more soon. With our first drug-eluting biologic proving to be a commercial success, we are rapidly advancing our NXT-41 platform, our next-generation antibiotic biomatrix for breast reconstruction. With FDA clearance of the base matrix expected in 2H26 and the drug-eluting version in 1H27, we are targeting a $1.5 billion market where one in three patients faces serious complications, and where NXT-41x can set a new standard of care so patients can thrive without compromise.”

Second Quarter 2025 Financial Results

For the three-month period ended June 30, 2025, as compared to the same period of 2024:

•	Net sales for BioEnvelope products, including both EluPro and CanGaroo, increased by 33%, totaling $3.5 million compared to $2.6 million in Q2 2024, reflecting strong and accelerating sales of EluPro.
•	Net sales of SimpliDerm were $2.0 million, compared to $2.6 million in Q2 2024.
•	Net sales of Cardiovascular products were $0.7 million, compared to $1.1 million in Q2 2024.
•	Overall net sales were $6.3 million, about the same compared to Q2 2024.
•	Gross margin on a GAAP basis was 48.8%, compared to 44.5%
•	Adjusted gross margin (a non-GAAP measure which excludes non-cash amortization of intangibles) was 62.4%, compared to 58.0%. A reconciliation of GAAP gross margin to adjusted gross margin is included in the accompanying financial tables.
•	Total operating expenses were $12.9 million, compared to $11.3 million.
•	Loss from operations was $9.9 million, compared to $8.5 million.
•	Net loss was $9.6 million, compared to $28.2 million.
•	Adjusted EBITDA (a non-GAAP measure that excludes from net loss certain non-operating, non-cash and non-recurring items) was a loss of $3.8 million, compared to a loss of $2.6 million. A reconciliation of net loss to adjusted EBITDA is included in the accompanying financial tables.
•	Cash balance as of June 30, 2025, was $8.5 million.

Conference Call

Elutia will host a conference call today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time to discuss its second quarter 2025 financial results and performance.

The conference call can be accessed using the following information:

Webcast: Click here

U.S. Investors: 877-407-8029

International Investors: 201-689-8029

Conference ID: 13754773

About Elutia

Elutia develops and commercializes drug-eluting biomatrix products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Non-GAAP Disclosure

In addition to the Company's financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The Company presents in this press release the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), adjusted gross margin and adjusted gross profit. The Company defines EBITDA as GAAP net loss excluding interest expense, income tax expense, depreciation and amortization, and the Company defines adjusted EBITDA as EBITDA excluding stock-based compensation, FiberCel and VBM litigation costs, loss or gain on revaluation of warrant liability, warrant issuance expenses and loss or gain on revaluation of revenue interest obligation. The Company defines adjusted gross profit and adjusted gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of operating results across reporting periods. The Company uses this non-GAAP financial information to establish budgets, manage the Company's business, and set incentive and compensation arrangements. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For a reconciliation of these non-GAAP measures to GAAP, see below “Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA” and “Non-GAAP Reconciliations of Adjusted Gross Profit and Adjusted Gross Margin.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning the market reception of EluPro, including the timing and anticipated success thereof, expectations regarding the Company’s next-generation drug-eluting biomatrix pipeline, including anticipated FDA clearance and the timing and anticipated success thereof, the size of the breast reduction market and the potential of the Company’s next-generation drug-eluting biomatrix pipeline to compete in that market, and any statements regarding future liability with respect to the FiberCel litigation. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in the forward-looking statements, including, but not limited to the following: our ability to continue as a going concern; our ability to successfully commercialize, market and sell our EluPro product; our ability to obtain regulatory approval or other marketing authorizations by the FDA and comparable foreign authorities for our products and product candidates, including our next-generation drug-eluting biomatrix pipeline; our ability to raise capital in the amounts and at the times needed, and on acceptable terms; our ability to manage our substantial indebtedness and other obligations, such as our revenue interest obligation to Ligand Pharmaceuticals, including our ability to negotiate waivers or similar accommodations as needed; our ability to achieve or sustain profitability; the risk of product liability claims and our ability to obtain or maintain adequate product liability insurance; our ability to defend against the various lawsuits and claims related to our recalled FiberCel and other viable bone matrix products and avoid a material adverse financial consequence from those lawsuits and claims; our ability to prevail in lawsuits and claims seeking indemnity, contribution and insurance coverage for FiberCel and other viable bone matrix product liabilities; the continued and future acceptance of our products by the medical community; our ability to enhance our products, expand our product indications and develop, acquire and commercialize additional product offerings; our dependence on our commercial partners and independent sales agents to generate a substantial portion of our net sales; our dependence on a limited number of third-party suppliers and manufacturers, which, in certain cases are exclusive suppliers for products essential to our business; our ability to successfully realize the anticipated benefits of the November 2023 sale of our Orthobiologics business; physician awareness of the distinctive characteristics, benefits, safety, clinical efficacy and cost-effectiveness of our products; our ability to compete against other companies, most of which have longer operating histories, more established products and/or greater resources than we do; pricing pressure as a result of cost-containment efforts of our customers, purchasing groups, third-party payors and governmental organizations that could adversely affect our sales and profitability; our ability to obtain, maintain and adequately protect our intellectual property rights; and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:
Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com

ELUTIA INC.

CONSOLIDATED BALANCE SHEET DATA

(Unaudited, in thousands)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$8,500	$13,239
Accounts receivable, net	3,150	2,276
Inventory	5,243	3,911
Receivables of litigation costs	4,297	4,760
Prepaid expense and other current assets	1,090	1,986
Total current assets	22,280	26,172
Property and equipment, net	2,071	773
Intangible assets, net	6,575	8,273
Operating lease right-of-use assets, and other	2,923	909
Total assets	$33,849	$36,127

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$12,378	$11,253
Current portion of long-term debt	3,750	1,250
Current portion of revenue interest obligation	4,400	4,400
Contingent liability for legal proceedings	17,015	20,432
Current operating lease liabilities	405	460
Total current liabilities	37,948	37,795
Long-term debt	21,370	22,603
Long-term revenue interest obligation	4,692	5,490
Warrant liability	8,966	16,076
Other long-term liabilities	2,716	423
Total liabilities	75,692	82,387
Stockholders' equity (deficit):
Common stock	42	35
Additional paid-in capital	201,251	183,298
Accumulated deficit	(243,136)	(229,593)
Total stockholders' deficit	(41,843)	(46,260)
Total liabilities and stockholders' deficit	$33,849	$36,127

ELUTIA INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net sales	$6,263	$6,291	$12,293	$12,985
Cost of goods sold	3,205	3,492	6,778	7,343
Gross profit	3,058	2,799	5,515	5,642
Operating expenses:
Sales and marketing	3,778	3,330	6,809	6,639
General and administrative	3,695	4,689	7,566	9,745
Research and development	1,456	1,001	2,361	2,173
Litigation costs, net	4,004	2,289	6,576	4,074
Total operating expenses	12,933	11,309	23,312	22,631
Loss from operations	(9,875)	(8,510)	(17,797)	(16,989)
Interest expense	518	1,267	1,603	2,580
Other (income) expense, net	(791)	18,594	(5,873)	26,788
Income (loss) before provision of income taxes	(9,602)	(28,371)	(13,527)	(46,357)
Income tax expense	8	(11)	16	(3)
Net loss from continuing operations	(9,610)	(28,360)	(13,543)	(46,354)
Income from discontinued operations	-	180	-	180
Net loss	(9,610)	(28,180)	(13,543)	(46,174)
Net loss per share - basic	$(0.23)	$(1.13)	$(0.34)	$(1.89)
Net loss per share - diluted	$(0.26)	$(1.13)	$(0.47)	$(1.89)
Weighted average common shares outstanding - basic	41,782,556	24,900,167	40,239,372	24,408,651
Weighted average common shares outstanding - diluted	46,308,642	24,900,167	44,765,897	24,408,651

ELUTIA INC.

NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net sales	$6,263	$6,291	$12,293	$12,985
Gross profit	3,058	2,799	5,515	5,642
Intangible asset amortization expense	849	849	1,699	1,699
Adjusted gross profit (Non-GAAP)	$3,907	$3,648	$7,214	$7,341
Gross margin	48.8%	44.5%	44.9%	43.5%
Adjusted gross margin percentage (Non-GAAP)	62.4%	58.0%	58.7%	56.5%

ELUTIA INC.

EBITDA AND ADJUSTED EBITDA RECONCILIATIONS

(Unaudited, in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net loss	$(9,610)	$(28,180)	$(13,543)	$(46,174)
Interest expense(1)	518	1,267	1,603	2,580
Provision (benefit) for income taxes	8	(11)	16	(3)
Depreciation and amortization	893	862	1,760	1,726
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (Non-GAAP)	(8,191)	(26,062)	(10,164)	(41,871)
Income from discontinued operations	-	(180)	-	(180)
Stock-based compensation	1,149	2,711	2,360	4,908
Litigation costs, net(2)	4,004	2,289	6,576	4,074
(Gain) loss on revaluation of warrant liability(3)	(2,233)	18,337	(7,420)	27,974
Warrant issuance expenses	-	257	105	257
(Gain) loss on revaluation of revenue interest obligation(4)	1,442	-	1,442	(1,442)
Adjusted EBITDA (Non-GAAP)	$(3,829)	$(2,648)	$(7,101)	$(6,280)

(1)	Represents interest expense recorded on all outstanding long-term debt as well as the revenue interest obligation.
(2)	Represents litigation costs consisting primarily of legal fees and the estimated and actual costs to resolve the outstanding FiberCel and VBM litigation cases offset by the amounts recovered and recoverable under insurance, indemnity and contribution agreements for such costs.
(3)	Represents the non-cash revaluation of Common Warrants and Prefunded Warrants issued in connection with a private offering in September 2023 and registered direct offerings in June 2024 and February 2025.
(4)	Represents the non-cash revaluation of the revenue interest obligation. At each reporting period, the value of the revenue interest obligation is re-measured based on current estimates of future payments, with changes to be recorded in the consolidated statements of operations using the catch-up method.